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                                                                Exhibit 3(i)(c)


                           ARTICLES OF INCORPORATION

                                       OF

                             CITADEL LICENSE, INC.

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation.

                                   ARTICLE I
                            NAME OF THE CORPORATION

         The name of the Corporation shall be Citadel License, Inc.

                                   ARTICLE II
                      REGISTERED AGENT AND REGISTERED ADDRESS

         The address of the Corporation's registered office in the State of Nevada is c/o The Corporation Trust Company of Nevada, One East First Street, City of Reno, County of Washoe, State of Nevada. The name of the Corporation's resident agent at such address is The Corporation Trust Company of Nevada.

                                  ARTICLE III
                           PURPOSE OF THE CORPORATION

         The purpose of the Corporation is to hold licenses relating to the operation of radio stations, and to engage in any or all lawful activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

                                   ARTICLE IV
                      CAPITAL STOCK - IN GENERAL; FCC MATTERS

         1. The total number of shares of capital which the Corporation shall have the authority to issue is Forty Thousand (40,000) shares, all of which shall be Common Stock. The par value of each share of Common Stock is $0.001. The shares of the Corporation, after the subscription price therefore has been paid, shall not be subject to assessment to pay


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the debts of the Corporation, and no shares issued as fully paid up shall ever be assessable or assessed.

         2. Notwithstanding any provisions contained herein to the contrary, unless or until all requisite approvals have been obtained from the FCC (as defined below) (the "FCC Approvals"), (i) no stockholders other than the holders of Common Stock shall possess any voting rights except as permitted by law; (ii) no stockholder other than the holders of Common Stock may nominate, appoint or designate any Members of the Board of Directors; and (iii) no stockholder shall be entitled to exercise any conversion rights or voting rights, the result of which would cause the Corporation to be in violation of the rules, regulations or policies of the FCC.

         3. In accordance with the Federal Communications Act of 1934, as amended ("Communications Act"), and the rules, regulations and policies promulgated by the FCC thereunder ("FCC Regulations"), the Board of Directors of the Corporation may; (a) prohibit the ownership or voting of more than 20% of the Corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by or for corporations of which any officer is an Alien, more than one-fourth of its directors are Aliens, or of which more than one-fourth of its capital stock is owned of record or voted by Aliens, or any other entity that is (i) subject to or deemed to be subject to management influences by Aliens, or (ii) the equity of which is owned, controlled by, or held for the benefit of, Aliens in a manner that would cause the Corporation to be in violation of the Communications Act or the FCC Regulations; (b) prohibit any transfer of the Corporation's stock which would cause more than 20% of the Corporation's outstanding capital stock to be owned or voted by or for any person or entity designated in foregoing clause (a); and (c) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Corporation to violate or otherwise result in violation of any provision of the Communications Act or the FCC Regulations.

                                   ARTICLE V
                               BOARD OF DIRECTORS

         The business and affairs of this Corporation shall be conducted by a Board of Directors, the size of which is initially set at seven (7) board members. The size of the Board may be increased or decreased from time to time as set forth in the Corporation's Bylaws. The following named persons shall constitute the first Board of Directors of this Corporation until the first annual meeting of the shareholders, or until their successors are elected and qualify:

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Lawrence R. Wilson         Scott E. Smith               Mark Leavitt
1015 Eastman Drive         200 West Madison Street      Oppenheimer Tower
Bigfork, MT  59911         Suite 3510                   World Financial Center
                           Chicago, IL  60606           New York, NY  10281
Jay Grossman
160 Commonwealth Ave.      Royce Yudkoff                Peggy Koenig
Apt. 708                   188 Heath Street             209 Ridgeway Road
Boston, MA  02116          Chestnut Hills, MA 02167     Weston, MA  02193

Michael Ahearn
c/o Satloc, Inc.
4670 South Ash Avenue
Tempe, AZ  85285


         The Board of Directors may establish, alter or dissolve committees from time to time in accordance with applicable law.

                                   ARTICLE VI
                                   LIABILITY

         To the fullest extent permitted by General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or director in any action brought by or on behalf of the Corporation or any of its shareholders

                                  ARTICLE VII
                                INDEMNIFICATION

         To the fullest extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation


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                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the incorporator of the Corporation is John D. Forster, c/o Osborn Maledon, P.A., 2929 North Central Avenue, 21st Floor, Phoenix, AZ 85012.

                                   ARTICLE IX
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                   ARTICLE X
                              NO PREEMPTIVE RIGHTS

         The shareholders of the Corporation shall have no preemptive rights.

         IN WITNESS WHEREOF, the undersigned has caused these Articles to be executed as of the 5th day of September, 1996.

                                                /s/  John D. Forster
                                                -------------------------
                                                John D. Forster
                                                Incorporator

STATE OF ARIZONA                      )
                                      )         SS.
County of Maricopa                    )

         On this, the 5th day of September, 1996, before me, the undersigned officer, personally appeared John D. Forster, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                /s/ Verliann H. K. Davis
                                                --------------------------
                                                Notary Public

My Commission Expires:

OFFICIAL SEAL
VERLIANN H. K. DAVIS
NOTARY PUBLIC - ARIZONA
MARICOPY COUNTY
My Comm. expires Jan. 18, 2000


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